                              AMENDED AND RESTATED
                              SECURITY INCOME FUND
                                     CLASS C
                                DISTRIBUTION PLAN

1.  THE PLAN. This Distribution Plan (the "Plan"), provides for the financing by
    Security Income Fund (the "Fund") of activities  which are, or may be deemed to be,  primarily  intended  to  result in the sale of class C shares of the
    Fund (hereinafter called "distribution-related  activities") with respect to those  Series of the Fund set forth in Appendix A to the Plan  (referred  to herein as the "Series"). Appendix A, as it may be amended from time to time, is incorporated  herein by reference.  The principal purpose of this Plan is to enable the Fund to  supplement  expenditures  by  Security  Distributors,
    Inc.,   the   Distributor   of   its   shares   (the    "Distributor")   for
    distribution-related  activities.  This Plan is  intended to comply with the requirements of Rule 12b-1 (the "Rule") under the Investment  Company Act of
    1940 (the "1940 Act").

    The Board of Directors, in considering whether the Fund should implement the
    Plan, has requested and evaluated such information as it deemed necessary to make an informed  determination as to whether the Plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes.

    In voting to approve the  implementation  of the Plan,  the  Directors  have concluded,  in the  exercise of their  reasonable  business  judgment and in light of their  respective  fiduciary  duties,  that  there is a  reasonable likelihood that the Plan will benefit the Series and its shareholders.

2.  COVERED EXPENSES.

    (a)  The Fund may make payments  under this Plan, or any agreement  relating to the  implementation  of this Plan, in connection with any activities or expenses  primarily intended to result in the sale of Class C shares
         of  the  Series,   including,   but  not  limited  to,  the   following
         distribution-related activities:

           (i)  Preparation,  printing and  distribution  of the  Prospectus and
                Statement of Additional  Information and any supplement  thereto used in  connection  with the offering of Series'  shares to the public;

          (ii)  Printing  of  additional  copies for use by the  Distributor  as sales literature, of reports and other communications which were prepared by the Fund for distribution to existing shareholders;

         (iii)  Preparation,  printing  and  distribution  of  any  other  sales literature  used in  connection  with the  offering  of  Series'
                shares to the public;

          (iv)  Expenses  incurred in advertising,  promoting and selling shares of the Series to the public;

           (v)  Any fees paid by the Distributor to securities  dealers who have executed a Dealer's Distribution  Agreement with the Distributor for account  maintenance and personal service to shareholders (a
                "Service Fee");

          (vi)  Commissions to sales  personnel for selling shares of the Series and interest expenses related thereto; and

         (vii)  Expenses  incurred in  promoting  sales of shares of the Fund by securities  dealers,  including  the  costs  of  preparation  of
                materials  for   presentations,   travel   expenses,   costs  of
                entertainment,  and other expenses  incurred in connection  with promoting sales of Series shares by dealers.

    (b)  Any payments for distribution-related activities shall be made pursuant to an agreement.  As required by the Rule,  each agreement  relating to the  implementation  of this Plan  shall be in writing  and  subject to approval and  termination  pursuant to the  provisions  of Section 7 of this Plan. However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.  AGREEMENT WITH DISTRIBUTOR. All payments to the Distributor pursuant to this
    Plan shall be subject to and be made in compliance with a written  agreement between  the  Fund  and the  Distributor  containing  a  provision  that the
    Distributor  shall furnish the Fund with  quarterly  written  reports of the amounts expended and the purposes for which such  expenditures were made and such  other  information  relating  to  such  expenditures  or to the  other distribution-related  activities  undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

4.  DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution  Agreement (the
    "Agreement")  contemplated  by Section 2(a)(v) above shall permit payment of
    Service Fees to  securities  dealers by the  Distributor  only in accordance with the  provisions  of this  paragraph  and shall have the approval of the majority of the Board of Directors of the Fund,  including  the  affirmative vote of a majority of those Directors who are not interested  persons of the
    Fund and who have no direct or indirect  financial interest in the operation of the Plan or any agreement related to the Plan ("Independent  Directors"), as required by the Rule. The  Distributor  may pay to the other party to any
    Agreement a Service Fee for account  maintenance  and  shareholder  services provided by such other party.  Such Service Fee shall be payable (a) for the first year,  initially,  in any amount equal to 0.25 percent annually of the aggregate  net asset  value of the shares  purchased  by such other  party's customers  or  clients,  and (b) for each  year  thereafter,  quarterly,  in arrears  in an amount  equal to such  percentage  (not in excess of  .000685 percent per day or 0.25 percent  annually) of the  aggregate net asset value of the shares held by such other  party's  customers or clients at the close of business each day as determined from time to time by the Distributor. The account maintenance and personal services contemplated hereby shall include, but are not limited to, answering  inquiries  regarding the Series,  account designations and addresses, maintaining the investment of such other party's customers or clients in the Series and similar services.  In determining the extent of such other party's  assistance in maintaining  such  investment by its  customers  or  clients,  the  Distributor  may take  into  account  the possibility  that  the  shares  held by such  customer  or  client  would be redeemed in the absence of such fee.

5.  LIMITATIONS  ON  COVERED  EXPENSES.  The basic  limitation  on the  expenses incurred by each Series of the Fund identified in Appendix A, other than the
    Capital  Preservation Series under Section 2 of this Plan (including Service
    Fees) in any  fiscal  year of the Fund shall be one  percent  (1.00%) of the
    Fund's  average  daily net assets for such fiscal year,  and with respect to the Capital  Preservation  Series,  shall be 0.50% (50 basis  points) of its average  daily net assets  for its  fiscal  year.  The  payments  to be paid pursuant to this Plan shall be calculated and accrued daily and paid monthly or at such other intervals as the Directors shall determine,  subject to any applicable  restrictions  imposed by the National  Association of Securities
    Dealers, Inc.

6.  INDEPENDENT  DIRECTORS.  While this Plan is in  effect,  the  selection  and nomination  of  Independent  Directors of the Fund shall be committed to the discretion of the  Independent  Directors.  Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such  selection  and  nomination  is  approved  by a majority  of the
    Independent Directors.

7.  EFFECTIVENESS,  CONTINUATION,  TERMINATION AND AMENDMENT. This Plan and each
    Agreement  relating to the  implementation of this Plan shall go into effect when approved.

    (a)  By vote of the Fund's  Directors,  including the affirmative  vote of a majority  of the  Independent  Directors,  cast in  person at a meeting called for the purpose of voting on the Plan or the Agreement; and

    (b)  Upon the  effectiveness  of an  amendment  to the  Fund's  registration statement, reflecting this Plan, filed with the Securities and Exchange
         Commission under the Securities Act of 1933.

    This Plan and any  Agreements  relating to the  implementation  of this Plan shall,  unless terminated as hereinafter  provided,  continue in effect from year to year only so long as such  continuance is  specifically  approved at least annually by vote of the Fund's  Directors,  including the  affirmative vote of a majority of its Independent Directors, cast in person at a meeting called  for the  purpose  of voting on such  continuance.  This Plan and any
    Agreements relating to the implementation of this Plan may be terminated, in the case of the plan, at any time or, in the case of any agreements upon not more  than  sixty  (60)  days'  written  notice  to any  other  party to the
    Agreement by vote of a majority of the Independent  Directors or by the vote of the holders of a majority of the  outstanding  voting  securities  of the
    Fund.  Any  Agreement  relating  to the  implementation  of this Plan  shall terminate  automatically in the event it is assigned. Any material amendment to this  Plan  shall  require  approval  by vote  of the  Fund's  Directors, including the affirmative  vote of a majority of the Independent  Directors, cast in  person  at a  meeting  called  for the  purpose  of  voting on such amendment and, if such  amendment  materially  increases the  limitations on expenses payable under the Plan, it shall also require approval by a vote of holders of at least a majority of the outstanding  voting  securities of the
    Fund. As applied to the Fund the phrase "majority of the outstanding  voting securities"  shall have the meaning  specified  in Section  2(a) of the 1940
    Act.

    In the event this Plan should be terminated by the shareholders or Directors of the Fund, the payments paid to the Distributor pursuant to the Plan up to the date of termination  shall be retained by the Distributor.  Any expenses incurred by the  Distributor  in excess of those  payments  will be the sole responsibility of the Distributor.

8.  RECORDS.  The Fund  shall  preserve  copies  of this  Plan  and any  related
    Agreements  and all reports made pursuant to Section 3 hereof,  for a period of not  less  than  six (6)  years  from  the  date of this  Plan,  any such
    Agreement or any such report,  as the case may be, the first two years in an easily accessible place.

                                                  SECURITY INCOME FUND

Date:  February 4, 2000                           By:         AMY J. LEE
                                                      --------------------------

                                   APPENDIX A

Series of Security Income Fund:

Capital Preservation Series
Diversified Income Series
High Yield Series

                     AMENDMENT TO CLASS C DISTRIBUTION PLAN

WHEREAS,  Security  Income Fund (the "Fund") has adopted an Amended and Restated
Class C  Distribution  Plan dated  February 4, 2000 (the  "Distribution  Plan"), under which the Fund supplements the expenditures of its principal  underwriter,
Security  Distributors,   Inc.  (the  "Distributor")  for  distribution  related
activities with respect to Fund shares; and

WHEREAS,  on November  2, 2001 the Board of  Directors  of the Fund  approved an amendment to the Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

       v) Any  Shareholder  Service Fees paid by the  Distributor  to securities dealers  who  have  executed  a  Dealer's  Distribution  Agreement  with the
    Distributor,  or any  Shareholder  Service  Fees paid to entities  that have
    executed  a  Security   Funds   Shareholder   Service   Agreement  with  the
    Distributor.  Shareholder  Service  Fees  shall  include  fees  for  account maintenance and personal service to shareholders, including, but not limited to,  answering  routine  customer  inquiries  regarding the Fund,  assisting customers in changing dividend options,  account designations and addresses, and in enrolling  into any of several  special  investment  plans offered in connection  with  the  purchase  of  the  Fund's  shares,  assisting  in the establishment  and  maintenance of customer  accounts and records and in the processing of purchase and redemption transactions,  investing dividends and
    capital   gains   distributions    automatically   in   shares,    providing
    sub-administration  and/or  sub-transfer  agency services for the benefit of the Fund and providing  such other  services as the Fund or the customer may reasonably request;

2.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

       4. DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution Agreement
    and the Security Funds  Shareholder  Service  Agreement  (collectively,  the
    "Agreement") contemplated by paragraph 2(a)(v) above shall permit payment of
    Shareholder  Service Fees only in  accordance  with the  provisions  of this paragraph  and  shall  have the  approval  of the  majority  of the Board of
    Directors of the Fund, including the affirmative vote of a majority of those
    Directors who are not interested  persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan ("Independent Directors"),  as required by the Rule. The
    Distributor  may pay to the  other  party  to any  Agreement  a  Shareholder
    Service Fee for  services  provided by such other  party.  Such  Shareholder
    Service  Fee shall be  payable  (a) for the first  year,  initially,  in any amount equal to 0.25 percent  annually of the  aggregate  net asset value of the shares purchased by such other party's customers or clients, and (b) for each year  thereafter,  quarterly,  in  arrears  in an amount  equal to such percentage  (not in  excess  of  .000685  percent  per  day or 0.25  percent annually) of the  aggregate net asset value of the shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor.  The shareholder services contemplated hereby shall include,  but are not limited to,  answering  routine  customer inquiries  regarding  the Fund,  assisting  customers  in changing  dividend options,  account  designations and addresses,  and in enrolling into any of several special  investment plans offered in connection with the purchase of the  Fund's  shares,  assisting  in the  establishment  and  maintenance  of customer  accounts  and  records  and  in the  processing  of  purchase  and redemption transactions, investing dividends and capital gains distributions automatically in shares,  providing  sub-administration  and/or sub-transfer agency  services  for the  benefit  of the Fund  and  providing  such  other services as the Fund or the customer may reasonably request.

IN WITNESS  WHEREOF,  the Security Income Fund has adopted this Amendment to the
Distribution Plan this 2nd day of November, 2001.

                                                  SECURITY INCOME FUND

                                                  By:          AMY J. LEE
                                                         -----------------------

                                                  Title: Secretary